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                                     PROXY

                            IRONBOUND BANKCORP, NJ

                        SPECIAL MEETING OF STOCKHOLDERS

                              ____________, 1999

     The undersigned hereby appoints_______________, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Ironbound Bankcorp, NJ ("Ironbound") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Ironbound Meeting") to be held at___________________________ and at any and all adjournments and postponements thereof, as follows:

1. To approve and adopt the Agreement and Plan of Merger, dated as of July 17, 1998, by and between Richmond County Financial Corp. ("Richmond County") and Ironbound (the "Ironbound Merger Agreement"), providing for the merger of Ironbound with and into Richmond County (the "Ironbound Merger"), and the conversion of each share of common stock of Ironbound, into the right to receive 1.45 shares of the common stock of Richmond County, plus cash in lieu of any fractional share interest (subject to possible adjustment as set forth in the Ironbound Merger Agreement).

          [_] FOR           [_] AGAINST            [_] VOTE WITHHELD

2. To transact such other business as may properly come before the Ironbound Meeting or any adjournment or postponement thereof.

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Ironbound Meeting or any adjournment or postponement thereof, including proposals to adjourn the Ironbound Meeting to permit the further solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED ABOVE.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY_______________________ IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                                    (Continued and to be SIGNED on Reverse Side)
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Ironbound Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Ironbound at the Ironbound Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Ironbound or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from Ironbound, prior to the execution of this proxy, of Notice of the Ironbound Meeting and of a Proxy
Statement/Prospectus dated _____, 199_.

Date:________________, 199_          [_] Check Box if you plan to Attend Meeting

_________________________            ___________________________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           ___________________________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


________________________________________________________________________________

             PLEASE COMPLETE, DATE AND RETURN THIS PROXY PROMPTLY
                IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

________________________________________________________________________________